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                                                                   EXHIBIT 24(D)





                   CONSENT OF  TRIDENT FINANCIAL CORPORATION
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               TRIDENT FINANCIAL CORPORATION
         INVESTMENT BANKERS AND FINANCIAL ADVISORS
TELECOPIER:            4601 SIX FORKS ROAD            POST OFFICE BOX 19047
(919) 787-1670   RALEIGH, NORTH CAROLINA 27609    RALEIGH, NORTH CAROLINA 27619
                       (919) 781-8900


                      January 12, 1994



                     LETTER OF CONSENT



Board of Directors
First Bancorporation of Ohio
106 South Main Street
Akron, Ohio 44308

Board of Directors
Great Northern Financial Corporation
524 West Park Avenue
Barberton, Ohio 44203

Gentlemen:

    We hereby consent to the inclusion of our opinion as an Appendix to the Prospectus and Proxy Statement filed as part of the Form S-4 Registration Statement of First Bancorporation of Ohio and to the references to our firm as financial advisor to Great Northern Financial Corporation and to our opinion contained in said Prospectus and Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                     Sincerely,


                                     /s/ Michael A. Murphy
                                     Michael A. Murphy
                                         Managing Director